INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SDC International, Inc. 2000 Non-qualified Stock Option Plan of our report dated June 23, 2000 (with respect to
Note K, June 30, 2000), with respect to the consolidated financial statements of SDC International, Inc. included in its Annual Report
(Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/Michael A. Eisner & Company, LLP

New York, New York
December 28, 2000